EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 25, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in Fonar Corporation's Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                   /s/ Grassi & Co., CPA's, P.C.

                                                   New York, New York
                                                   June 25, 2001